Exhibit 99.1

NextPlat Announces $8.0M Private Offering of Common Stock and Warrants

Priced Above Market

COCONUT GROVE, FL – December 12, 2022 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider today announced that it executed a binding Securities Purchase Agreement (the “Purchase Agreement”) on December 9, 2022 with a number of institutional and accredited investors (the “Investors”), pursuant to which the Company agreed to sell 4,575,429 units (each, a “Unit”), each Unit consisting of one share of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and (ii) one warrant to purchase a share of Common Stock. The offering price of the Units was $1.75 per Unit. The Warrants included in the Units are exercisable at a price of $1.75 per share and expire three years from the date of issuance. In connection with the Purchase Agreement, the Investors subscribed for, and NextPlat will receive gross proceeds of, approximately $8.0 million for the Units. Closing is expected to occur on or before December 14, 2022. This transaction will enhance the Company’s balance sheet providing additional cash for working capital needs, potential acquisitions, joint ventures, and ongoing business transition activities.

The offering was led by members of NextPlat’s senior management and Board of Directors. The Company’s Executive Chairman and Chief Executive Officer, Mr. Charles M. Fernandez, and Rodney Barreto, one of the Company’s directors, each personally invested approximately 24% (and collectively, approximately 48%) of the $8.0 million raised.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of (a) the shares of common stock to be issued to the investors, and (b) the shares of common stock underlying the warrants, within 15 calendar days and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter.

Dawson James Securities, Inc. acted as the sole placement agent in connection with the offering.

ArentFox Schiff LLP, Washington, DC, acted as counsel to the Company in connection with the offering, and Carmel, Milazzo & Feil LLP served as counsel to Dawson James Securities, Inc. in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net